UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2016

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2016, Marc Tessier-Lavigne, Ph.D. notified Agios Pharmaceuticals, Inc. (the “Company”) of his decision to resign as a member of the Board of Directors of the Company (the “Board”), as chairman of the Board and as chairman of the Board’s Science and Technology Committee, effective immediately. Upon his resignation, Dr. Tessier-Lavigne will join the Company’s scientific advisory board.

Dr. Tessier-Lavigne’s resignation from the Board is due to other commitments, and is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Dr. Tessier-Lavigne’s resignation, the Board appointed John Maraganore, a member of the Board, to replace Dr. Tessier-Lavigne as chairman of the Board, effective immediately. Additionally, the Board has appointed Lew Cantley, a member of the Board, as chair of the Board’s Science and Technology Committee, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: August 26, 2016	By:	/s/ David P. Schenkein
David P. Schenkein, M.D. Chief Executive Officer